Exhibit 3.51
Form 632 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: See instructions Certificate of Conversion of a Corporation Converting to a Limited Liability company this space reserved for office use Converting entity information The name of the converting corporation is: Texas Pathology, Inc. The jurisdiction of formation of the corporation is: Texas The date of formation of the corporation is.: June 20, 2006: The file number, if any, issued to the corporation by the secretary of state, is: 800671392 Plan of conversion — Alternative statements The corporation name above is converting to a limited liability company. The name of the limited liability company is: Texas Pathology, LLC the limited liability company will be formed under the laws of Texas the plan of conversion is attached If the plan of conversion is not attached, the following statements must be completed☒ Instead of attaching the plan of conversion, the corporation certifies to the following statements: A signed plan of conversion is on file at the principal place of business of the corporation, the converting entity. The address of the principal place of business of the corporation is: 1608 W 34th Street Austin TX USA 78703 street or mailing address City State country zip code A signed plan of conversion will be on file after the conversion at the principal place of business of the limited liability company, the converted entity the address of the principal place of business of the limited liability company is: 1608W 34th Street Austin TX USA 78103 Street or Mailing address city state country zip code A copy of the plan of conversion will be furnished on written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity Form 632

Certificate of Formation for the Converted Entity The converted entity is a Texas limited liability company. The certificate of formation of the Texas limited liability company is attached to this certificate either as an attachment or exhibit to the plan of conversion, or as an attachment or exhibit to this certificate of conversion if the plan has not been attached to the certificate of conversion: Approval of the Plan of Conversion The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the governing documents of the converting entity. Effectiveness of Filing (Select either A, B, or C) A.[X] This document becomes effective when the document is accepted and filed by the secretary of state. B. [ ] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: _______ C [ ] This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: The following event or fact will cause the document to take effect in the manner described below: Tax Certificate Attached hereto is a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the corporation. In lieu of providing the tax certificate, the limited liability company as the converted entity is liable for the payment of any franchise taxes. Execution The undersigned signs this document subject to the penalties imposed by Law for the submission of a materially false or fraudulent instrument. Date: 12/29/2010 Phillip Collins, M.D., President Signature and title of authorized person on behalf of the converting entity

Form 205 Certificate of This space reserved (Revised 07/10) Formation Limited for office use. Submit in duplicate Liability Company to: Secretary of State P.O. Box 1:3697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: $300
Article 1—Entity Name and Type The filing entity being formed is a limited liability company. The name of the entity is: Texas Pathology, USC The name must contain the words “limited liability company.” limited company.” or en abbreviation of one of these phrases. Article 2—Registered Agent and Registered Office (See Instructions. Select and complete either A or B end complete C) [ ] A. The initial registered agent or B. The initial registered agent is an individual resident of the state whose name is state whose name is set forth below: Phillip Collins First name M.I. Last Name Suffix C. The business address of the registered a gent and the registered office address is: 1608 W 34th Street Austin Tx 78703 Street address City State Zip article 3- Governing authority (select and complete either A or B and provide the name and address of each governing person.) A. The limited liability company will have managers. The name and address of each initial manager are set forth below. B. The limited liability company will not have managers the company will be governed by its members, and the name and address of each initial member are set forth below. Governing Person 1 Name (Enter the name of either an individual or an organization, but not both) If individual First Name M.I. last Name Suffix Or If organization texpath holding Company Organization name Address 1608 W34th street Austin Tx Usa 78703 Street or maling Address City State country zip code

GOVERNING PERSON 2 NAME (enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL First Name M.I. Last Name Suffix OR IF Organization Organization Name Address Street or mailing Address City State Country zip Code Governing person 3 Name (Enter the name of Either an individual or an organization, but not both) If individual First name M.I. Last Name Suffix Or If organization Organization Name Address Street or mailing address City State Country zip code Article 4 – Purpose The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas business organizations code. Supplemental Provisions/information Text Area: [the attached addendum, if any, if incorporated herein by reference.] This certificate of Formation is pursuant to a plan of conversion for which the converting Entity is Texas pathology, inc. a Texas corporation formed on June 20, 2006 with the principal business address at 1608 w 34th Street, Austin, TX 78703. Form 205

Organizer The name and address of the organizer: James L. S. Cobb Name 4101 Lake Boone Trail, Suite 300 Raleigh NC 27607 Street or Mailing Address City State Zip Code Effectiveness of Filing (Select either A, B, or C.) This document becomes effective when the document is filed by the secretary of state. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:________ Execution The undersigned affirms that the person designated as registered agent has consented to the Appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument. Date December 29, 2010 /s/ James L. S. Cobb signature of organizer James L. S. Cobb Printed or typed name of organizer 6